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Exhibit 21

FAIRPOINT COMMUNICATIONS, INC.
(formerly known as MJD Communications, Inc.)
SUBSIDIARIES

Name	Jurisdiction of Incorporation
ST Enterprises, Ltd.	Kansas
FairPoint Vermont, Inc.	Delaware
Sunflower Telephone Company, Inc.	Kansas
Northland Telephone Company of Maine, Inc.	Maine
ST Computer Resources, Inc.	Kansas
ST Long Distance, Inc.	Delaware
MJD Ventures, Inc.	Delaware
Marianna and Scenery Hill Telephone Company	Pennsylvania
Marianna Tel, Inc.	Pennsylvania
Bentleyville Communications Corporation	Pennsylvania
BE Mobile Communications, Incorporated	Pennsylvania
The Columbus Grove Telephone Company	Ohio
Quality One Technologies, Inc.	Ohio
C-R Communications, Inc.	Illinois
C-R Telephone Company	Illinois
C-R Long Distance, Inc.	Illinois
Taconic Telephone Corp.	New York
Taconic Technology Corp.	New York
Taconic TelCom Corp.	New York
Ellensburg Telephone Company	Washington
Elltel Long Distance Corp.	Delaware
Sidney Telephone Company	Maine
Utilities, Inc.	Maine
Standish Telephone Company	Maine
China Telephone Company	Maine
Maine Telephone Company	Maine
UI Long Distance, Inc.	Maine
UI Communications, Inc.	Maine
UI Telecom, Inc.	Maine
Telephone Service Company	Maine
Chouteau Telephone Company	Oklahoma
Chautauqua and Erie Telephone Corporation	New York
Chautauqua & Erie Communications, Inc.
(d/b/a C& E Teleadvantage)	New York
C & E Communications, Ltd.	New York
The Orwell Telephone Company	Ohio
Orwell Communications, Inc.	Ohio
The Germantown Independent Telephone Company	Ohio
Germantown Long Distance Company	Ohio
GITCO Sales, Inc.	Ohio
GIT-CELL, Inc.	Ohio
GTC Communications, Inc. (f/k/a TPG Communications, Inc.)	Delaware
St. Joe Communications, Inc.	Florida
GTC, Inc.	Florida
GTC Finance Corporation (f/k/a TPGC Finance
Corporation)	Delaware

Peoples Mutual Telephone Company	Virginia
Peoples Mutual Services Company	Virginia
Peoples Mutual Long Distance Company	Virginia
Fremont Telcom Co.	Idaho
Fremont Broadband, LLC	Delaware
Fretel Communications, LLC	Idaho
Comerco, Inc.	Washington
YCOM Networks, Inc.	Washington
Berkshire Telephone Corporation	New York
Berkshire Cable Corp.	New York
Berkshire Net, Inc.	New York
Berkshire Cellular, Inc.	New York
Berkshire New York Access, Inc.	New York
Community Service Telephone Co.	Maine
Commtel Communications Inc.	Maine
MJD Services Corp.	Delaware
Bluestem Telephone Company	Delaware
Big Sandy Telecom, Inc.	Delaware
FairPoint Communications Missouri, Inc.	Missouri
Odin Telephone Exchange, Inc.	Illinois
Columbine Telecom Company (f/k/a Columbine Acquisition Corp.)	Delaware
Ravenswood Communications, Inc.	Illinois
The El Paso Telephone Company	Illinois
El Paso Long Distance Company	Illinois
Unite Communications Systems, Inc.	Missouri
ExOp of Missouri, Inc.	Missouri
Yates City Telephone Company	Illinois
FairPoint Carrier Services, Inc.	Delaware
(f/k/a FairPoint Communications Solutions Corp., f/k/a FairPoint Communications Corp.)
FairPoint Communications Solutions Corp.—New York	Delaware
FairPoint Communications Solutions Corp.—Virginia	Virginia
FairPoint Broadband, Inc.	Delaware
FairPoint Logistics, Inc. (f/k/a MJD Capital Corp.)	South Dakota
Northern New England Telephone Operations LLC	Delaware
Telephone Operating Company of Vermont LLC	Delaware
Enhanced Communications of Northern New England Inc.	Delaware

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  Exhibit 21
FAIRPOINT COMMUNICATIONS, INC. (formerly known as MJD Communications, Inc.) SUBSIDIARIES